Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13G to which this exhibit is attached is filed on behalf of each of them and that all subsequent amendments to the Statement on Schedule 13G to which this exhibit is attached shall be filed on behalf of each of them without the necessity of filing additional joint filing statements. Each of them is individually eligible to use Schedule 13G to which this exhibit is attached. Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of February 11, 2022.

/s/ Li Ka Shing
Li Ka Shing

Mayspin Management Limited

/s/ Pau Yee Wan Ezra
Pau Yee Wan Ezra, Director

Prime Tech Global Limited

/s/ Pau Yee Wan Ezra
Pau Yee Wan Ezra, Director

Charmnew Limited

/s/ Pau Yee Wan Ezra
Pau Yee Wan Ezra, Director